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     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF “CAMPBELL CLASSIC TREND FUND, L.P. ”, FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2009, AT 1:09 O’CLOCK P.M.

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State
4758904 8100	AUTHENTICATION: 7668621
091056828	DATE: 12-01-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 01:19 PM 12/01/2009 FILED 01:09 PM 12/01/2009 SRV 091056828 — 4758904 FILE
STATE OF DELAWARE
CERTIFICATE OF
LIMITED PARTNERSHIP
OF
CAMPBELL CLASSIC TREND FUND, L.P.
     The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
First:	The name of the limited partnership formed hereby is: Campbell Classic Trend Fund, L.P.

Second:	The address of its registered office in the State of Delaware is c/o
The Corporation Trust Company, Corporation Trust Center,
1209 Orange Street, Wilmington, New Castle County, Delaware 19801,
County of New Castle. The name of the registered agent for service of process on the Partnership in the State of Delaware at such address is The Corporation Trust Company.

Third:	The name and mailing address of each general partner is as follows:
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Fourth:	Pursuant to Section 17-218(b) of the Delaware Revised Uniform Limited Partnership Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the Limited Partnership Agreement of the limited partnership or is hereafter authorized and existing pursuant to said Limited Partnership Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the limited partnership (or against the assets of the limited partnership generally), and, subject to the terms of said Limited Partnership Agreement, none of the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to the limited partnership generally or any other series thereof shall be enforceable against the assets of that particular series.
     In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Campbell Classic Trend Fund, L.P. this 1st day of December, 2009.

CAMPBELL & COMPANY, INC., General Partner
By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel

By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Chief Financial Officer